Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying  Annual Report on Form 10-K of Newera Technology Development Co., Ltd., for the year ending June 30, 2010, I, Zengxing Chen, Chief Executive Officer and Chief Financial Officer of Newera Technology Development Co., Ltd.,  hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.    Such yearly Report on Form 10-K for the year ending June 30, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in such Annual Report on Form 10-K for the year ended June 30, 2010, fairly represents in all material respects, the financial condition and results of operations of Newera Technology Development Co., Ltd.

Dated: September 28, 2010

/s/ Zengxing Chen
Zengxing Chen
President and Director